UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2010
PORTFOLIO RECOVERY ASSOCIATES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(State or other jurisdiction of incorporation)

000-50058	75-3078675

(Commission File Number)	(I.R.S. Employer Identification Number)

120 Corporate Boulevard, Norfolk, Virginia	23502

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 772-7326
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 17, 2010, Portfolio Recovery Associates, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as representative of the several underwriters named therein (the “Underwriters”), related to the public offering and sale of 1,250,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). The price to the public in the Offering is $52.50 per share, and the Underwriters have agreed to purchase the Shares from the Company at a price of $50.006 per share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 187,500 shares of its common stock at the public offering price to cover over-allotments, if any. The closing of the Offering is expected to take place on or about February 22, 2010, subject to the satisfaction or waiver of customary closing conditions.
The Company expects to receive net proceeds from the Offering of approximately $62.2 million (or approximately $71.6 million if the Underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the Offering primarily to repay a portion of the debt outstanding under its $365 million revolving credit facility. Repaying a portion of the debt outstanding under its revolving credit facility will increase the Company’s gross availability under the facility which, in turn, will allow the Company to draw down on the line of credit available thereunder for portfolio acquisitions and/or business acquisitions and for general corporate purposes including, but not limited to, organic growth, working capital and capital expenditures.
The Offering is being conducted as a public offering pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-162224) under the Securities Act of 1933, as amended, and a related prospectus supplement dated February 17, 2010, as filed with the Securities and Exchange Commission on February 18, 2010.
The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. A copy of the opinion of Dechert LLP, counsel to the Company, relating to the legality of the Shares to be issued and sold in the Offering is filed as Exhibit 5.1 hereto.
The information in this Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February 17, 2010, by and between the Company and William Blair & Company, L.L.C., as representative of the several underwriters named therein

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2010	PORTFOLIO RECOVERY ASSOCIATES, INC.
	By:	/s/ Kevin P. Stevenson
		Name:	Kevin P. Stevenson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February 17, 2010, by and between the Company and William Blair & Company, L.L.C., as representative of the several underwriters named therein

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)